UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Wilhelmina International, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

WILHELMINA INTERNATIONAL, INC.
200 Crescent Court, Suite 1400
Dallas, Texas 75201

December 29, 2010

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Wilhelmina International, Inc.  The Annual Meeting will be held on January 20, 2011, at 10:00 a.m., local time, at our offices located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201.

We describe in detail the actions we expect to take at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.  Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option before it is exercised at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Wilhelmina International, Inc.  We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Mark E. Schwarz

Mark E. Schwarz
Chairman of the Board
and Chief Executive Officer

WILHELMINA INTERNATIONAL, INC.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
_________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 20, 2011

December 29, 2010

To the Stockholders of Wilhelmina International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Wilhelmina International, Inc., a Delaware corporation, will be held on January 20, 2011, at 10:00 a.m., local time, at our offices located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, for the following purposes:

1.	to elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

2.	to transact such other business as may properly be brought before the Annual Meeting.

Information regarding the election of directors is provided in the attached Proxy Statement, which we encourage you to read in its entirety before voting.  As determined by the Board of Directors, only stockholders of record at the close of business on December 20, 2010 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Your vote is important, regardless of the number of shares that you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your participation.  We look forward to your continued support.

By Order of the Board of Directors

/s/ Mark E. Schwarz

Mark E. Schwarz
Chairman of the Board
and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Wilhelmina International, Inc. Annual Meeting of Stockholders to be Held on January 20, 2011

The Proxy Statement and 2009 Annual Report on Form 10-K are available at www.wilhelmina.com/investor_relations.cfm

i

WILHELMINA INTERNATIONAL, INC.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
_________________________________

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Wilhelmina International, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the Board’s solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 20, 2011, at our offices located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, at 10:00 a.m., local time, or at any adjournment or postponement thereof.  This Proxy Statement, along with either a proxy card or a voting instruction card, is being mailed to stockholders beginning on December 29, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:
The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on December 20, 2010, the record date for the Annual Meeting (the “Record Date”), and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the “stockholder of record.”  This Proxy Statement, our 2009 Annual Report on Form 10-K (the “2009 Annual Report”) and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  This Proxy Statement and the 2009 Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative.  As a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following matters:

•	the election of seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

•	the transaction of such other business as may properly be brought before the Annual Meeting.

The Board recommends a vote “FOR” the election of each of its nominees.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	By telephone or the Internet. This is allowed if you are a beneficial owner of shares and your broker, bank or nominee offers this alternative.

•
In person at the Annual Meeting.  All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendation as follows: “FOR” the election of each of its nominees.

Q:	Can my broker vote my shares for me on the election of directors?

A:
No.  Please note that this year the rules that govern how most brokers vote your shares have changed.  Brokers that are members of the New York Stock Exchange (“NYSE”) may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Most brokerage firms are members of the NYSE, so this rule will likely affect you.  Please vote your proxy so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will likely only be permitted to vote your shares on matters that the NYSE has ruled “discretionary.”  The election of the nominees is not a discretionary matter, and therefore most brokers will not be able to vote your shares for the election of directors if you fail to provide instructions.  If your broker is not able to vote your shares, they will constitute “broker non-votes,” which may be counted for the purposes of determining the presence of a quorum in certain circumstances, but otherwise do not affect the outcome of any matter being voted on at the meeting.

Q:	What are the voting requirements with respect to the election of directors?

A:	In the election of directors, each director receiving a plurality of affirmative (“FOR”) votes will be elected. You may withhold votes from any or all nominees.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal.  Therefore, broker non-votes will not affect the outcome of the election of directors at the Annual Meeting.

Q:	How many votes do I have?

A:
You are entitled to one vote for each share of our common stock, par value $0.01 per share (“Common Stock”), that you hold.  As of the Record Date, there were 129,440,752 shares of Common Stock issued and outstanding.

Q:	What happens if a director nominee does not stand for election?

A:
If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remainder of the nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:
Other than the one item of business described in this Proxy Statement, we are not aware of any other business to be brought before the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, John P. Murray and Evan Stone, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting, totaling 64,720,377 shares, is represented at the Annual Meeting, either in person or by proxy.

Q:	How can I attend and vote my shares in person at the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the Annual Meeting.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), and you plan to attend the Annual Meeting, please send written notification to Wilhelmina International, Inc., 200 Crescent Court, Suite 1400, Dallas, Texas 75201, Attn: Corporate Secretary, and enclose evidence of your ownership (such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership).  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on January 20, 2011, at 10:00 a.m., local time.  You should allow adequate time for check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation of votes and certification of the vote, and (c) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

Q:	Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Q:	How may I obtain a copy of the 2009 Annual Report and other financial information?

A:	A copy of the 2009 Annual Report is enclosed.

Stockholders may request another free copy of the 2009 Annual Report and other financial information by contacting us at:

Wilhelmina International, Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
Attention: Corporate Secretary

Alternatively, current and prospective investors can access the 2009 Annual Report and other financial information at www.wilhelmina.com/investor_relations.cfm.

We will also furnish any exhibit to the 2009 Annual Report if specifically requested.  Our SEC filings are also available free of charge at the SEC’s website, www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:
Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Phone: (469) 633-0101

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact us at:

Wilhelmina International, Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
Attention:  Corporate Secretary

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on December 20, 2010, the Record Date, by:

(a)	each person who is known by us to beneficially own 5% or more of the Common Stock;

(b)	each of our directors, nominees and named executive officers; and

(c)	all of our directors and executive officers as a group.

As of the Record Date, 129,440,752 shares of Common Stock were outstanding.  Unless otherwise indicated, the shares of Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes shares underlying options to purchase Common Stock exercisable within 60 days after the Record Date.  Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Wilhelmina International, Inc., 200 Crescent Court, Suite 1400, Dallas, Texas 75201.

	Common Stock
Name of Beneficial Owner	Shares		%(1)
5% or Greater Stockholders

Newcastle Partners, L.P. (2)	34,064,466	(3)	26.3
Lorex Investments AG (4)	29,482,553	(5)	22.8
Krassner Family Investments Limited Partnership (6)	30,599,757	(7)	23.6

Directors, Nominees and Named Executive Officers

Mark E. Schwarz	34,164,466	(8)	26.4
John Murray	50,000	(9)	*
Evan Stone	0		-
Horst-Dieter Esch	29,582,553	(10)	22.9
Brad Krassner	30,699,757	(11)	23.7
Clinton Coleman	0		-
James Dvorak	0		-
Mark Pape	0		-
James Roddey	0		-
All directors, nominees and executive officers as a group (nine persons)	94,496,776	(12)	72.9
_________________________

*	Less than 1%

(1)
Based on 129,440,752 shares of Common Stock outstanding as of the Record Date. With the exception of shares that may be acquired by employees pursuant to our 401(k) retirement plan, a person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days after the Record Date upon the exercise of options.  Each beneficial owner’s percentage ownership of Common Stock is determined by assuming that options that are held by such person, but not those held by any other person, and that are exercisable within 60 days after the Record Date have been exercised.

(2)	The business address of Newcastle is 200 Crescent Court, Suite 1400, Dallas, Texas 75201.

(3)
Consists of shares of Common Stock held by Newcastle Partners, L.P. (“Newcastle”), as disclosed in Amendment No. 6 to a Schedule 13D filed with the SEC on October 21, 2010.  Newcastle Capital Management, L.P. (“NCM”), as the general partner of Newcastle, may be deemed to beneficially own the shares held by Newcastle.  Newcastle Capital Group, L.L.C. (“NCG”), as the general partner of NCM, which in turn is the general partner of Newcastle, may be deemed to beneficially own the shares held by Newcastle.  Mark E. Schwarz, as the managing member of NCG, the general partner of NCM, which in turn is the general partner of Newcastle, may also be deemed to beneficially own the shares held by Newcastle.  Each of NCM, NCG and Mr. Schwarz disclaims beneficial ownership of the shares held by Newcastle except to the extent of their pecuniary interest therein.

(4)	The business address of Lorex Investments AG (“Lorex”) is c/o Mattig-Suter und Partner, Bahnhofstrasse 28, Schwyz, CH-6431, Switzerland.

(5)
Consists of shares of Common Stock held by Lorex, as disclosed in a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC by Dieter Esch on December 16, 2010.  Mr. Esch is the sole stockholder of Lorex and Peter Marty is the sole officer and director of Lorex.  Mr. Esch and Mr. Marty share voting and dispositive power over the shares held by Lorex.  Mr. Marty has no pecuniary interest in the shares held by Lorex.

(6)	The business address of Krassner Family Investments Limited Partnership (“Krassner L.P.”) is 31 East Rivo Alto, Miami Beach, Florida 33139.

(7)
Consists of shares of Common Stock held by Krassner L.P., as disclosed in a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC by Brad Krassner on December 16, 2010.  Krassner Investments, Inc. (“Krassner Inc.”) is the general partner of Krassner L.P. and therefore has voting and dispositive power over these shares.  Krassner Inc. disclaims any pecuniary interest in these shares except to the extent of its ownership interest in Krassner L.P. (it owns a 1% interest in Krassner L.P.).  Mr. Krassner is the President, Director and sole stockholder of Krassner Inc.  Mr. Krassner, individually, and the Krassner Family Investment Trust (“Krassner Trust”) are the limited partners of Krassner L.P.  Mr. Krassner’s children are the beneficiaries of the Krassner Trust and his mother is a trustee of the Krassner Trust.  Mr. Krassner and the Krassner Trust disclaim any pecuniary interest in these shares except to the extent of their ownership interest therein (Mr. Krassner owns an 83.5% limited partnership interest in Krassner L.P. and the Krassner Trust owns a 15.5% limited partnership interest in Krassner L.P.).  By virtue of his position with Krassner L.P., Mr. Krassner has the sole power to vote and dispose of the shares owned by Krassner L.P.

(8)
Consists of 100,000 shares of Common Stock issuable upon the exercise of options held by Mark Schwarz individually and 34,064,466 shares held by Newcastle.  Mr. Schwarz may be deemed to beneficially own the shares held by Newcastle by virtue of his power to vote and dispose of such shares.  Mr. Schwarz disclaims beneficial ownership of the shares held by Newcastle except to the extent of his pecuniary interest therein.

(9)
Consists of shares of Common Stock issuable upon the exercise of options held by John Murray individually.  Mr. Murray is the Chief Financial Officer of NCM.  Mr. Murray disclaims beneficial ownership of the 34,064,466 shares held by Newcastle.

(10)
Consists of 100,000 shares of Common Stock held by Dieter Esch and 29,482,553 shares of Common Stock held by Lorex.  Mr. Esch is the sole stockholder of Lorex and Peter Marty is the sole officer and director of Lorex.  Mr. Esch and Mr. Marty share voting and dispositive power over the shares held by Lorex.  Mr. Marty has no pecuniary interest in the shares held by Lorex.

(11)
Consists of 100,000 shares of Common Stock held by Brad Krassner and 30,599,757 shares of Common Stock held by Krassner L.P.  Krassner Inc. is the general partner of Krassner L.P. and therefore has voting and dispositive power over these shares.  Krassner Inc. disclaims any pecuniary interest in these shares except to the extent of its ownership interest in Krassner L.P. (it owns a 1% interest in Krassner L.P.).  Mr. Krassner is the President, Director and sole stockholder of Krassner Inc.  Mr. Krassner, individually, and the Krassner Trust are the limited partners of Krassner L.P.  Mr. Krassner’s children are the beneficiaries of the Krassner Trust and his mother is a trustee of the Krassner Trust.  Mr. Krassner and the Krassner Trust disclaim any pecuniary interest in these shares except to the extent of their ownership interest therein (Mr. Krassner owns an 83.5% limited partnership interest in Krassner L.P. and the Krassner Trust owns a 15.5% limited partnership interest in Krassner L.P.).  By virtue of his position with Krassner L.P., Mr. Krassner has the sole power to vote and dispose of the shares owned by Krassner L.P.

(12)	Consists of 94,346,776 shares of Common Stock and 150,000 shares of Common Stock issuable upon the exercise of options.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS

There are seven nominees for election to the Board at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.  Three of the seven nominees currently serve as a director of the Company.  Two incumbent members of the Board, John Murray and Evan Stone, are not standing for re-election at the Annual Meeting.

Our Restated Bylaws (the “Bylaws”) provide that the number of directors shall be fixed from time to time by the Board, but shall not be less than three.  Each director is elected annually to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of the nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the votes cast.

Nominees for Election to the Board, Executive Officers and Certain Other Employees

Information regarding the nominees and our executive officers, including their ages, current positions with the Company and business experience for the past five years (and, in some instances, for prior years), is set forth below.  All such information has been furnished to us by the nominees and our executive officers.  Additionally, the experiences and skills that led to the conclusion that the nominees should serve as directors are discussed below.

Name	Age	Positions with Company
Mark E. Schwarz	49	Chairman of the Board and Chief Executive Officer
John Murray	40	Chief Financial Officer and Director(1)
Evan Stone	38	General Counsel, Secretary and Director(1)
Horst-Dieter Esch	66	Director
Brad Krassner	58	Director
Clinton Coleman	33	N/A
James Dvorak	41	N/A
Mark Pape	60	N/A
James Roddey	77	N/A

(1)           Messrs. Murray and Stone are not standing for re-election at the Annual Meeting.

Mark Schwarz

Mr. Schwarz has served as a director and Chairman of the Board since June 2004 and as our Chief Executive Officer since April 2009.  Mr. Schwarz previously served as our Interim Chief Executive Officer beginning in October 2007 and was formally appointed our Interim Chief Executive Officer effective in July 2008.  He is the Chairman, Chief Executive Officer and Portfolio Manager of NCM, a private investment management firm he founded in 1993, which is the General Partner of Newcastle, a private investment firm.  Mr. Schwarz has served as Executive Chairman of the Board of Hallmark Financial Services, Inc. (“Hallmark”), a specialty property and casualty insurer, since August 2006.  He served as Chief Executive Officer and President of Hallmark from 2003 to August 2006.  He currently serves as Chairman of the Board of Bell Industries, Inc., a company primarily engaged in providing computer systems integration services (“Bell Industries”), and Pizza Inn, Inc., an operator and franchisor of pizza restaurants (“Pizza Inn”).  He also serves on the board of directors of SL Industries, Inc., a power and data quality products manufacturer.  He previously served on the boards of directors of Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies (“Nashua Corporation”), from 2001 to September 2009, MedQuist Inc., a provider of clinical documentation workflow solutions in support of electronic health records, from December 2007 to August 2009, WebFinancial Corporation, a holding company with subsidiaries operating in niche banking markets, from July 2001 to December 2008, and Vesta Insurance Group, Inc., a holding company for a group of insurance companies.

With nearly 20 years of experience as an investment manager and a business executive, Mr. Schwarz brings significant leadership, financial expertise, operational skills and public company board of directors and executive experience to the Board.  Through investments made by NCM and its affiliates, Mr. Schwarz has broad and substantial experience analyzing and advising public companies, including with respect to issues such as corporate governance, capital raising, capital allocation and general operational and business strategy, and has been closely involved in the operations of companies across a range of industries in both director and executive capacities.  As our Chief Executive Officer, Mr. Schwarz is closely involved in all of our operations and activities.

John Murray

Mr. Murray has served as a director since February 2009 and as our Chief Financial Officer since June 2004.  Mr. Murray has served as the Chief Financial Officer of NCM since January 2003.  From 1995 until 2002, Mr. Murray was a Certified Public Accountant engaged in his own private practice in Dallas, Texas.  From 1991 until 1995, Mr. Murray served as an accountant with Ernst & Young, LLP.  Mr. Murray has been a Certified Public Accountant since 1992.

Mr. Murray has nearly 20 years of progressive financial, accounting and business experience and also brings business development experience to the Board.  As a CPA with extensive experience in tax, accounting and auditing, Mr. Murray is intimately familiar with financial reporting for public and private companies.  As Chief Financial Officer of NCM, Mr. Murray has structured, negotiated and monitored a number of the firm’s investments, and also has advised on accounting and financial matters with respect to its investments.  As our Chief Financial Officer, Mr. Murray is closely involved in all of our activities.

Evan Stone

Mr. Stone has served as a director since February 2009, as our General Counsel since April 2009 and as our Secretary since July 2008.  Mr. Stone is a principal of Lee & Stone, LLP, a law firm providing services to the investment community, founded in 2009.  Mr. Stone served as Vice President and General Counsel of NCM from May 2006 to July 2009.  Prior to joining NCM, from June 2003 to April 2006 and from 1997 to 1999, he served as a mergers and acquisitions attorney at the law firm Skadden, Arps, Slate, Meagher & Flom LLP in New York.  In 2002, Mr. Stone served as Vice President, Corporate Development at Borland Software Inc., a provider of software application lifecycle products.  From 2000 to 2001, Mr. Stone was a member of the investment banking department of Merrill Lynch & Co.  Mr. Stone is currently a director of Applied Minerals Inc., a nanomaterials producer.

Mr. Stone brings a combination of skills to the Board, including legal, corporate governance and investment banking.  Mr. Stone’s legal practice, at his own firm and at Skadden Arps, has focused primarily on mergers and acquisitions, private equity and investment management.  As General Counsel for NCM, Mr. Stone structured, negotiated and monitored a number of the firm’s investments, and also advised on corporate governance, legal and operational matters with respect to its investments.  As our General Counsel, Mr. Stone is closely involved in all of our activities.

Horst-Dieter Esch

Mr. Esch has served as a director since February 2010.  Mr. Esch is a private investor and, since 2008, the Chairman of USA Team Handball, the national governing body for the Olympic sport of handball (“USA Team Handball”).  From February 2009 through December 2009, Mr. Esch was a consultant to the Company.  Mr. Esch was a principal owner and Chairman of Wilhelmina International Ltd. (“Wilhelmina Ltd.”) and its affiliated companies prior to their sale to the Company in February 2009.

With over 21 years in the model management and artist management businesses, Mr. Esch brings deep experience in the Company’s industry to the Board, together with strong leadership, business strategy and business development skills.  Given Mr. Esch’s long time involvement in the modeling industry, Mr. Esch brings a valuable perspective and industry relationships to the Board.  In addition, as a former principal owner, Chairman and an officer of the operating subsidiaries of the Company, Mr. Esch is strongly familiar with all aspects of their businesses.

Brad Krassner

Mr. Krassner has served as a director since February 2010.  Mr. Krassner is a private investor and, since 2001, has been the Chief Executive Officer of Rich Media Worldwide, a software development company that markets a proprietary “Realvu” ad serving technology.  Mr. Krassner is also President of USA Team Handball.  Mr. Krassner was a principal owner of, and consultant to, Wilhelmina Ltd. and its affiliated companies prior to their sale to the Company in February 2009.

With over 25 years in the entertainment and artist management businesses (including model management), Mr. Krassner brings deep experience in the Company’s industry to the Board, together with strong leadership and business strategy skills.  In addition, Mr. Krassner has significant transactional, operational and public company experience through the various businesses that he owned or has been affiliated with, including Magicworks Entertainment Incorporated, a promoter and merchandiser of theatrical shows and other live entertainment that Mr. Krassner ran as Chief Executive Officer and took public in 1996.  As a former principal owner of the operating subsidiaries of the Company, Mr. Krassner is strongly familiar with all aspects of their businesses.

Clinton Coleman

Mr. Coleman has served as the Chief Executive Officer of Bell Industries since January 2010, and has been a director since January 2007.  Mr. Coleman has served as a Vice President of NCM since July 2005.  Mr. Coleman previously served as the Interim Chief Executive Officer of Bell Industries from July 2007 to January 2010 and the Interim Chief Financial Officer of Pizza Inn from July 2006 to January 2007.  Prior to joining NCM, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005.  From March 2002 to October 2003, Mr. Coleman served as an associate with Hunt Investment Group, L.P., a private investment group.  Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS.  Mr. Coleman is also a director of Pizza Inn and several privately held companies.  During the past five years, Mr. Coleman also served as a director of Nashua Corporation.

Mr. Coleman brings to the Board extensive experience in investment management and the management of publicly traded and privately held companies engaged in a wide range of industries, including in capacities as director, chief executive officer and chief financial officer.  As an investment banker and investment professional, Mr. Coleman also has a strong background analyzing and advising public companies, as well as significant transactional experience.

James Dvorak

Mr. Dvorak has served as a Vice President of NCM since January 2008.  Mr. Dvorak served as a consultant and subsequently a Senior Investment Analyst with Falcon Fund Management, a Dallas-based investment firm, from September 2006 to December 2007, and as a Vice President with Fagan Capital, an investment firm located in Irving, Texas, from 1999 to June 2006.  Previously Mr. Dvorak was with Koch Industries, a diversified energy, chemicals and materials provider, as Chief Financial Officer of a business unit and as a board member of a Koch affiliate.  Mr. Dvorak has additional experience as a management consultant with Booz Allen & Hamilton in Chicago, Illinois.

Mr. Dvorak brings nearly 20 years of experience as a business executive and professional investor.  As a management consultant, Mr. Dvorak was involved in business strategy evaluation and development, new business development, acquisition due diligence, and reorganizations of Fortune 500 businesses.  As a financial executive and investment professional, Mr. Dvorak has developed strong skills in business development, financial and operational analysis, capital structure issues, capital allocation, and strategy development and evaluation.

Mark Pape

Mr. Pape has served as the Chairman of the Board of H2Options, Inc., a start-up water conservation design/installation firm, since September 2009, and as the Chief Financial Officer of Oryon Technologies, LLC, a privately-held technology company, since October 2010.  Mr. Pape served as a partner at Tatum LLC, an executive services firm, from August 2008 through November 2009.  From November 2005 to December 2007, Mr. Pape served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a publicly-traded property and casualty insurance company specializing in non-standard automobile insurance, and served on its board of directors and audit committee from July 2004 to November 2005.  Mr. Pape served as the Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, from September 2005 to November 2005, as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the housing industry, from April 2002 to May 2005, and as Senior Vice President and Chief Financial Officer of LoanCity.com, a start up e-commerce mortgage bank, from May 1999 to June 2001.  Mr. Pape was a member of the board of directors of Specialty Underwriters’ Alliance, Inc., a publicly-traded specialty property and casualty insurance company, from July 2009 through November 2009.

With strong experience as a business executive, Mr. Pape brings significant leadership, operational skills and public company board of directors and executive experience to the Board.  In addition, Mr. Pape’s strong background in finance and financial services, including his significant transactional experience, bolsters the Company’s experience in these areas and will be particularly helpful to the Company as it grows.

James Roddey

Mr. Roddey has served as Principal of McCrory & McDowell LLC, a provider of financial, business and management consulting services, since September 2007.  Mr. Roddey was a Partner at the Hawthorne Group, an investment and management company, from January 2004 to September 2007 (and previously from 1978 to 2000). Prior to the Hawthorne Group, from January 2000 to January 2004, Mr. Roddey served as the Chief Executive of Allegheny County, Pennsylvania. Mr. Roddey was a director of SEEC, Inc., a software provider for the insurance and financial services industry, from August 2005 to November 2008.  Earlier in his career, Mr. Roddey served as President and a director of Turner Communications, Inc. and Rollins Communication, Inc. and, while associated with the Hawthorne Group, President and Chief Executive Officer of Pittsburgh Outdoor Advertising, Gateway Outdoor Advertising and International Sports Marketing, among other companies.

With over 40 years in the media and advertising industries (including at leading companies such as Turner Communications and Rollins Communication), Mr. Roddey brings to our Board deep experience in an industry closely tied to the Company’s business, as well as a number of relevant skills including leadership, finance and executive skills.  Through investments made by the Hawthorne Group and various public company directorships Mr. Roddey has held during his career, Mr. Roddey also has significant experience analyzing and advising public companies.  In addition, Mr. Roddey has specific experience in talent representation, through his former association with International Sports Marketing.

Biographical information regarding any other employees required to be included in this Proxy Statement is set forth below.

Sean Patterson, age 39, has served as the President of Wilhelmina International Ltd., a subsidiary of the Company (“Wilhelmina Ltd.”), since 2003.

Arrangements Regarding Nomination for Election to the Board

We were required to nominate the following persons for election to the Board at our Annual Meeting of Stockholders held on February 5, 2009 (the “2009 Annual Meeting”) pursuant to the acquisition agreement (the “Acquisition Agreement”) entered into in connection with our acquisition of Wilhelmina Ltd. and certain of its affiliates (the “Acquisition”), which was consummated in February 2009: Mark E. Schwarz, Jonathan Bren, James Risher, one designee of Mr. Esch, one designee of Mr. Krassner and two designees of Newcastle.  Mr. Esch’s initial designee was Dr. Hans-Joachim Boehlk, Mr. Krassner’s initial designee was Derek Fromm, and Newcastle’s initial designees were John Murray and Evan Stone.  Each of Messrs. Schwarz, Bren, Risher, Fromm, Murray and Stone and Dr. Boehlk were elected to the Board at the 2009 Annual Meeting.

Pursuant to a mutual support agreement entered into in connection with the Acquisition (the “Mutual Support Agreement”), Mr. Esch, Lorex, Mr. Krassner, Krassner L.P. (together with Mr. Esch, Lorex and Mr. Krassner, the “Control Sellers”) and Newcastle agreed, effective upon the closing of the Acquisition, that, among other things, each of the parties would (a) use their commercially reasonable efforts to cause their representatives serving on the Board to vote to nominate and recommend the election of the designees and, in the event the Board will appoint directors without stockholder approval, to use their commercially reasonable efforts to cause their representatives on the Board to appoint the designees to the Board, (b) vote their shares of Common Stock to elect the designees at any meeting of our stockholders or pursuant to any action by written consent in lieu of a meeting pursuant to which directors are to be elected to the Board, and (c) not to propose, and to vote their shares of Common Stock against, any amendment to our Certificate of Incorporation or Bylaws, or the adoption of any other corporate measure, that frustrates or circumvents the provisions of the Mutual Support Agreement with respect to the election of the designees.   The obligations of the parties under the Mutual Support Agreement terminate upon the earlier of (a) the written agreement of all of the parties or (b) the date on which two of the three groups of parties to the Mutual Support Agreement (Mr. Esch and his affiliates as one group, Mr. Krassner and his affiliates as another group, and Newcastle as another group) each owns less than 5% of the Common Stock outstanding.

On November 18, 2009 and November 19, 2009, respectively, Dr. Boehlk and Mr. Fromm resigned as directors of the Company.  Messrs. Esch and Krassner later designated themselves as their respective designees pursuant to the Mutual Support Agreement.  On February 4, 2010, the Board appointed Messrs. Esch and Krassner to serve as directors.

On October 18, 2010, Newcastle and the Control Sellers entered into an Amendment to the Mutual Support Agreement (the “MSA Amendment”) for the purpose of providing a procedure for the nomination, election and removal of independent members of the Board.

Pursuant to the MSA Amendment, the parties agreed (a) to cause their representatives serving on the Board to vote to nominate and recommend the election of (i) one individual (the “NP Independent Representative”) selected by Messrs. Esch and Krassner from a list of at least four Qualifying Unaffiliated Individuals (as defined below) pre-approved by Newcastle (two of whom are required to be Enhanced QUIs (as defined below)) and (ii) one individual (the “Seller Independent Representative” and together with the NP Independent Representative, the “Independent Designees”) selected by Newcastle from a list of at least four Qualifying Unaffiliated Individuals pre-approved by Messrs. Esch and Krassner (two of whom are required to be Enhanced QUIs) and, in the event the Board will appoint directors without stockholder approval, to cause their representatives on the Board to appoint applicable Independent Designee(s) to the Board (including to fill any vacancy caused by the death, incapacity, resignation or removal of an applicable Independent Designee), (b) to vote their shares of Common Stock to elect the Independent Designees at any meeting of the Company’s stockholders or pursuant to any action by written consent in lieu of meeting pursuant to which directors are to be elected to the Board, and (c) to vote against and not to propose the removal of either Independent Designee unless both parties vote for such removal.

For purposes of the MSA Amendment, (a) a “Qualifying Unaffiliated Individual” generally means an individual that (i) meets the director independence standards of The NASDAQ Stock Market LLC (“Nasdaq”), (ii) is not an affiliate of the parties or the Company or a holder of 5% or more of any class of equity interests in the parties or any of their affiliates (other than the Company) and (iii) has or maintains no Economic Relationship (as defined below) with any of the parties, the Company or any affiliate thereof, (b) an individual is generally considered to have an “Economic Relationship” with another person if such individual (or any affiliate thereof) receives (or has received in the prior five years) a material direct financial benefit from such other person (e.g., material salary or fees, material contractual payments under a commercial contract, equity or debt investment proceeds, etc.), (c) an “Enhanced QUI” generally means an individual that (i) meets the Qualifying Unaffiliated Individual standard and, in addition, (ii) is not a Close Long Time Personal Friend (as defined below) of the party pre-approving such individual; (d) a “Close Long Time Personal Friend” of a pre-approving party generally means an individual who has had Meaningful Social Contact (as defined below) on at least a monthly basis for at least ten months out of every year starting 1990 or earlier up to the present with Messrs. Krassner or Esch (if Messrs. Krassner and Esch are the pre-approving parties) or with Messrs. Schwarz, Murray or Stone (if Newcastle is the pre-approving party); and (e) “Meaningful Social Contact” generally means in-person, pre-arranged (between the relevant principals and the Close Long Time Personal Friend) social contact that is one-on-one or involves a group of no more than 10 people and which (i) focuses principally on non-professional and non-business related topics and (ii) occurs in a non-professional setting (e.g., residential setting, restaurant, etc.); provided that, without limitation, (A) any spontaneous contact (e.g., “running into” each other) in any location (whether or not occurring with frequency) and (B) contact occurring in larger group social setting or event not organized by a relevant principal or the Close Long Time Personal Friend or spouse of either or Close Long Time Personal Friend of both (e.g., a party at a third party’s home or club, a class, football game, concert, etc.) are expressly excluded as “Meaningful Social Contact.”

Pursuant to the MSA Amendment, the parties agreed to an annual selection process with respect to the Independent Designees.  Under the MSA Amendment, a list of pre-approved nominees meeting the applicable standards is required to be delivered to the other party (a) with respect to the Annual Meeting, no later than the date that is one week from the date of execution of the MSA Amendment, (b) with respect to the 2011 Annual Meeting of Stockholders, no later than February 15, 2011 and (c) with respect to each Annual Meeting of Stockholders thereafter, no later than the date that is 75 calendar days prior to the mailing date of the proxy statement for the prior year’s annual meeting.  The MSA Amendment also contains procedures for the re-nomination of Independent Designees who were previously appointed or elected to the Board in lieu of the annual selection process.  On December 9, 2010, the parties agreed by mutual consent to delay the selection date for the Independent Designees for the Annual Meeting to December 21, 2010.

Mark Pape (selected from a list pre-approved by Newcastle) and James Roddey (selected from a list pre-approved by Messrs. Esch and Krassner) were selected as the Independent Designees for the Annual Meeting.

In addition to the obligations set forth above, the parties also agreed under the MSA Amendment (a) to vote against and not to propose (i) any amendment to the Certificate of Incorporation or Bylaws or the adoption of any other corporate measure that (A) reduces or fixes the size of the Board below seven directors or increases or fixes the size of the Board in excess of seven directors or (B) provides that directors shall be elected other than on an annual basis and (b) not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other person with respect to the voting of any Company voting securities inconsistent with the foregoing.  Pursuant to the MSA Amendment, the parties also agreed that, beginning with the Annual Meeting and so long as the Mutual Support Agreement remains in effect, the parties will cause their representatives on the Board to vote to maintain the size of the Board at seven directors, unless otherwise agreed to by the respective Board designees of the parties.

Effective upon the date of the Annual Meeting, Newcastle has designated Messrs. Coleman and Dvorak as its designees pursuant to the Mutual Support Agreement (replacing Messrs. Murray and Stone).

Although the Company is not a party to the Mutual Support Agreement, the Board has unanimously approved the nomination of each of the designees thereunder for election to the Board at the Annual Meeting.

Transactions with Related Persons

Transactions with Newcastle and its Affiliates

Our corporate headquarters is currently located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, which is also an office of NCM.  Pursuant to an oral agreement, we previously occupied a portion of NCM’s office space on a month-to-month basis at no charge, and received accounting and administrative services from employees of NCM at no charge.  Effective October 1, 2006, the parties formalized this arrangement by executing a services agreement.  Pursuant to the services agreement, we continue to occupy a portion of NCM’s office space on a month-to-month basis at $2,500 per month and incur additional fees to NCM for accounting and administrative services provided by employees of NCM.  During the fiscal years ended December 31, 2009 and 2008, we incurred fees (including the payments for the NCM office space) of approximately $56,000 and $102,000, respectively, under the services agreement.

On August 25, 2008, concurrently with the execution of the Acquisition Agreement, we entered into a purchase agreement with Newcastle for the purpose of obtaining financing to complete the Acquisition (the “Equity Financing Agreement”).  Pursuant to the Equity Financing Agreement, upon the closing of the Acquisition, we sold to Newcastle $3,000,000 (12,145,749 shares) of Common Stock at $0.247 per share, or approximately (but slightly higher than) the per share price applicable to the Common Stock issuable under the Acquisition Agreement.  In addition, under the Equity Financing Agreement, Newcastle committed to purchase, at our election at any time or times prior to six months following the closing of the Acquisition, up to an additional $2,000,000 (8,097,166 shares) of Common Stock on the same terms.  This election right expired on August 13, 2009.  The Equity Financing Agreement was approved by an independent special committee of the Board (the “Special Committee”) on August 18, 2008 and recommended to the full Board for approval.  The Board approved the Equity Financing Agreement on the recommendation of the Special Committee on August 20, 2008.

Concurrently with the closing of the Equity Financing Agreement, and as a condition thereto, the parties entered into a registration rights agreement, pursuant to which Newcastle was granted certain demand and piggyback registration rights with respect to the Common Stock it holds, including the Common Stock issuable under the Equity Financing Agreement.

Mr. Schwarz, our Chief Executive Officer and Chairman of the Board, is the Chairman, Chief Executive Officer and Portfolio Manager of NCM, which is the General Partner of Newcastle.  Mr. Murray, our Chief Financial Officer and a director, is the Chief Financial Officer of NCM.  Mr. Stone, our General Counsel and a director, is a former Vice President and General Counsel of NCM.

Transactions with Messrs. Esch and Krassner

Under the Acquisition Agreement, Mr. Esch, Lorex, Mr. Krassner and Krassner L.P. (the “Control Sellers”) received $14,521,967 in cash (including $6,000,000 received by Krassner L.P. in repayment of an outstanding note held by Krassner L.P.) and $7,609,336 (63,411,131 shares) of Common Stock upon the consummation of the Acquisition (based on the closing price of the shares on such date).  The purchase price was subject to certain post-closing adjustments, which were to be effected against 18,811,687 shares (the “Restricted Shares”) of Common Stock issued to the Control Sellers that were held in escrow pursuant to the Acquisition Agreement in respect of the “core” business price adjustment. The Control Sellers also had the right to receive earn out payments, subject to certain offsets, based on the operating results of Wilhelmina Artist Management, LLC (“WAM”) and Wilhelmina Miami, Inc. (“Wilhelmina Miami”), our wholly owned subsidiaries, for the three year period beginning January 1, 2009.

On October 18, 2010, Newcastle and the Control Sellers entered into a Global Settlement Agreement (the “Settlement Agreement”) which provided that (a) all of the Restricted Shares were released to the Control Sellers, (b) all the Company’s future earn-out obligations relating to WAM were cancelled and (c) (i) approximately 39% (representing the amount that would otherwise be paid to Krassner L.P.) of the first $2 million of the Company’s earn-out obligations relating to the operating results of Wilhelmina Miami (the “Miami Earnout”) was cancelled and (ii) approximately 69% (representing the amounts that would otherwise be paid in the aggregate to Krassner L.P. and Lorex) of any such Miami Earnout obligation over $2 million was cancelled.  With respect to any portion of the Miami Earnout that may become payable, the Company further agreed not to assert any setoff thereto in respect of (a) any negative closing net asset adjustment determined under the Acquisition Agreement or (b) any divisional loss in respect of WAM.  The Miami Earnout is based on the three year average of audited Wilhelmina Miami EBITDA beginning January 1, 2009 multiplied by 7.5, payable in cash or stock (at the Control Seller’s election).  The Settlement Agreement also provided for the dismissal of then pending litigation between the Company and the Control Sellers regarding the Restricted Shares and the withdrawal of indemnification claims under the Acquisition Agreement (as further described under Involvement in Certain Legal Proceedings) and the entering into of the MSA Amendment (as described under Arrangements Regarding Nomination for Election to the Board).  The Company also agreed to reimburse certain documented legal fees (not to exceed $300,000) of the Control Sellers.

The Control Sellers are also parties to a registration rights agreement entered into in connection with the Acquisition Agreement, pursuant to which the Control Sellers, among others, obtained certain demand and piggyback registration rights with respect to the Common Stock issued to them under the Acquisition Agreement.

On February 13, 2009, in order to facilitate the closing of the Acquisition Agreement, we entered into that certain letter agreement with Mr. Esch (the “Esch Letter Agreement”), pursuant to which Mr. Esch agreed that $1,750,000 of the cash proceeds to be paid to him at the closing of the Acquisition Agreement would instead be held in escrow.  Under the terms of the Esch Letter Agreement, all or a portion of such amount held in escrow was required to be used to satisfy the indebtedness of Wilhelmina Ltd. to Signature Bank in connection with its credit facility with Signature Bank (the “Credit Facility”) upon the occurrence of specified events including, but not limited to, written notification by Signature Bank to Wilhelmina Ltd. of the termination or acceleration of the Credit Facility.  Any amount remaining was required to be released to Mr. Esch upon the replacement or extension of the Credit Facility, subject to certain requirements set forth in the Esch Letter Agreement.  The Esch Letter Agreement also provided that in the event any portion of the proceeds is paid from escrow to Signature Bank, we will promptly issue to Mr. Esch, in replacement thereof, a promissory note in the principal amount of the amount paid to Signature Bank.

On December 30, 2009, Signature Bank delivered a demand letter (the “Demand Letter”) to us and Wilhelmina Ltd., requesting the immediate payment of all outstanding principal and accrued interest in the aggregate amount of approximately $2,019,000 under the Credit Facility.  The delivery of the Demand Letter requesting mandatory repayment of principal under the Credit Facility triggered a “Bank Payoff Event” under the Esch Letter Agreement.  Accordingly, pursuant to the terms of the Esch Letter Agreement, the aggregate amount of $1,750,000 that was held in escrow was released and paid to Signature Bank (the “Escrow Payoff”) and the Company issued to Mr. Esch a promissory note in the principal amount of $1,750,000 (the “Esch Note”).  Interest is payable in arrears on a monthly basis. For the calendar year 2009, interest on the outstanding principal balance of the Esch Note accrued at the “Weighted Average Loan Document Rate” (as defined below), which equaled approximately 3.83%.  The “Weighted Average Loan Document Rate” was calculated using a weighted average formula based on the rates applicable to the principal amounts outstanding for each of the two components of the Credit Facility - revolver ($2,000,000 principal outstanding at December 30, 2009 at a rate of prime plus 0.5%) and term loan ($26,000 principal outstanding at December 30, 2009 at a rate of 6.65%) - prior to release of the escrow.   Principal under the Esch Note was to be repaid in quarterly installments of $250,000 until the Esch Note is paid in full, with outstanding principal balance of the Esch Note, together with all accrued, but unpaid interest thereon, due and payable on December 31, 2010.

In the event that the Company closes a new revolving bank or debt facility, which provides the Company with committed working capital financing, the Company is required to pay down the Esch Note in the amount of the funds that we are initially permitted to draw under such new facility.  The Esch Note is unsecured and is pre-payable by the Company at any time without penalty or premium.

Through December 24, 2010, the amount of principal and interest paid to Mr. Esch under the Esch Note was $750,000 and $52,071, respectively.

On December 7, 2010, the Company and Mr. Esch entered into an Amendment to the Esch Note (the “Note Amendment”).  Under the Note Amendment, (a) the maturity date of the Esch Note was extended to June 30, 2011 (from December 31, 2010), (b) commencing January 1, 2011, the interest rate on outstanding principal under the Esch Note will be increased to 9.0% per annum (from a weighted average rate approximating 3.83% as of the date hereof) and (c) installment payments of remaining principal under the Esch Note will be paid as follows: (i) $400,000 on December 31, 2010; (ii) $400,000 on March 31, 2011; and (iii) $200,000 on June 30, 2011.

In September 2009, we entered into a consulting agreement with Mr. Esch pursuant to which Mr. Esch would serve as a consultant for $150,000 per annum, which agreement was terminated in December 2009.  Mr. Esch received a total of $37,500 in consulting fees under this arrangement.

Mr. Esch also provides a personal guarantee of our corporate American Express card.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  The Board is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our Annual Reports on Form 10-K and our proxy statements with respect to the election of directors.  In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.  In the course of its review and approval or ratification of a related party transaction to be disclosed, the Audit Committee considers: (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, including, without limitation, the amount and type of transaction, (c) the importance of the transaction to the related person, (d) the importance of the transaction to the Company, (e) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and (f) any other matters the Audit Committee deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Board or committee that considers the transaction.

Involvement in Certain Legal Proceedings

On December 23, 2009, the Company was served with a lawsuit filed by Mr. Esch, Lorex, Mr. Krassner and Krassner L.P. in the U.S. District Court, Southern District of New York, relating to a purchase price adjustment being sought by the Company in connection with the Acquisition.  The Company had previously notified the Control Sellers of a required $6,193,400 post-closing downward adjustment to the purchase price in connection with the Acquisition.  The Company notified the Control Sellers that based on the amount of the purchase price adjustment, each of Messrs. Esch and Krassner were required to pay (or cause Lorex and Krassner L.P. to pay) to the Company $2,250,000 in cash (or $4,500,000 in the aggregate) and if either Messrs. Esch or Krassner failed to timely make (or cause Lorex or Krassner L.P. to timely make) the required cash payment, the Company had the right under the Acquisition Agreement to promptly repurchase for $.0001 per share 50% of such number of Restricted Shares determined based on a specified formula (or a total of 100% of such number of shares in the event both Messrs. Esch and Krassner fail to timely make the cash payments).  The Company believed that, based on its purchase price adjustment calculation, it would have the right to repurchase 18,811,687 Restricted Shares (all such shares held in escrow for purposes of the adjustment) in the event the Control Sellers failed to make the required cash payments.  The Control Sellers responded that they did not believe the Company gave timely notice of its calculations of the purchase price adjustment in accordance with the provisions of the Acquisition Agreement and that they disagreed with certain of the Company’s calculations.   The Control Sellers filed the lawsuit seeking a declaration that as a result of its alleged failure to comply with the notice deadline in the Acquisition Agreement, the Company was barred from seeking any such purchase price adjustment.  The lawsuit also sought to enjoin the Company from repurchasing the Restricted Shares and the escrow agent from effecting any such repurchase by the Company.

On February 12, 2010, the Company responded that its notice was timely.  The Company also filed a counterclaim with the Court requesting a declaration that (a) the purchase price adjustment determination of RSM McGladrey, who had been retained in accordance with the terms of the Acquisition Agreement to make a final determination based on the calculations and supporting documentation submitted by the respective parties, was final and binding on the parties and (b) the Company was entitled to repurchase the Restricted Shares consistent with such determination and in accordance with the Acquisition Agreement.  The Company also sought an order directing the escrow agent to release the Restricted Shares to the Company for repurchase.

On February 2, 2010, the Company asserted a claim against the Control Sellers in the amount of approximately $1.6 million under the indemnification provisions of the Acquisition Agreement related to certain representations, warranties and covenants thereunder.   On April 14, 2010, the Control Sellers rejected the indemnification claims asserted by the Company.  On April 13, 2010, the Control Sellers also asserted a claim against the Company of approximately $1.4 million under the indemnification provisions of the Acquisition Agreement related to certain representations and warranties thereunder.

On October 18, 2010, pursuant to the Settlement Agreement, the parties agreed to dismiss the litigation then pending in the U.S. District Court, Southern District of New York, concerning the Restricted Shares.  The parties also agreed to customary mutual releases and agreed to withdraw their respective indemnification claims under the Acquisition Agreement, except that the Company preserved indemnification rights with respect to certain specified matters.

As of the date of this Proxy Statement, except as set forth above, there is no material proceeding to which any of our directors, executive officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder, is a party or has a material interest adverse to us or any of our subsidiaries.  None of the events described in Item 401(f) of Regulation S-K have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director, nominee or executive officer.

Family Relationships Between Directors and Executive Officers

There are no family relationships among the Company’s directors, nominees or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of the Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2009, we believe that our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements during fiscal 2009, except as set forth below.

On March 5, 2009, Mr. Esch, Peter Marty and Lorex jointly filed an Initial Statement of Beneficial Ownership of Securities on Form 3 in connection with their beneficial ownership of 10% or more of our Common Stock outstanding (30,882,553 shares) on February 17, 2009.

On March 5, 2009, Mr. Krassner, Krassner L.P. and Krassner Inc. jointly filed an Initial Statement of Beneficial Ownership of Securities on Form 3 in connection with their beneficial ownership of 10% or more of our Common Stock outstanding (30,464,515 shares) on February 17, 2009.

On May 27, 2009, Newcastle filed a Statement of Changes in Beneficial Ownership on Form 4 in connection with its purchase of 1,700,749 shares of Common Stock on May 22, 2009, and Newcastle, NCM, NCG, and Messrs. Schwarz, Murray and Stone jointly filed a Statement of Changes in Beneficial Ownership on Form 4 in connection with the same purchase.

On June 3, 2009, Mr. Krassner, Krassner L.P. and Krassner Inc. jointly filed a Statement of Changes in Beneficial Ownership on Form 4 in connection with the following purchases of Common Stock: (i) 1,000 shares on March 13, 2009; (ii) 10,000 shares on May 4, 2009; (iii) 100,000 shares on May 21, 2009; and (iv) 5,000 shares on June 1, 2009.

On June 12, 2009, Mr. Krassner, Krassner L.P. and Krassner Inc. jointly filed a Statement of Changes in Beneficial Ownership on Form 4 in connection with the following purchases of Common Stock: (i) 6,100 shares on June 2, 2009; (ii) 3,142 shares on June 4, 2009.

On June 26, 2009, Mr. Krassner, Krassner L.P. and Krassner Inc. jointly filed a Statement of Changes in Beneficial Ownership on Form 4 in connection with the purchase of 10,000 shares of Common Stock on June 17, 2009.

Vote Required

A plurality of the votes cast at the Annual Meeting is required for the election of each of the nominees.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that none of our current directors is independent under Nasdaq’s listing standards.  However, the Board has determined that each of Mark Pape and James Roddey, each a director nominee, is independent under Nasdaq’s listing standards, and our former directors, Messrs. Bren, Fromm and Risher and Dr. Boehlk, were independent under Nasdaq’s listing standards at the time they served on the Board.  As of the date of the Proxy Statement, the Board has not made a determination regarding independence with respect to Messrs. Coleman and Dvorak, each a director nominee.

Meetings and Committees of the Board of Directors

The Board met seven times during 2009.  Each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board (held during the period for which he has been a director) and (b) the total number of meetings of all committees of the Board on which he served (during the periods that he served).  Three of the Company’s incumbent directors were present at the Company’s prior Annual Meeting of Stockholders, although only Mr. Schwarz was a director at the time.  Each director is expected to make reasonable efforts to attend meetings of the Board, meetings of the committees of which he is a member and the annual meetings of stockholders.

The Board currently has an audit committee (the “Audit Committee”), but does not have a separately-designated compensation committee or nominating committee.  The Audit Committee met four times during the fiscal year ended December 31, 2009.

Audit Committee

The Audit Committee, among other things, meets with our independent registered public accounting firm and management representatives, recommends to the Board appointment of an independent registered public accounting firm, approves the scope of audits and other services to be performed by the independent registered public accounting firm, considers whether the performance of any professional services by the independent registered public accounting firm other than services provided in connection with the audit function could impair the independence of the independent registered public accounting firm, and reviews the results of audits and the accounting principles applied in financial reporting and financial and operational controls.  The independent registered public accounting firm has unrestricted access to the Audit Committee and vice versa.

The incumbent Audit Committee is comprised of Mark Schwarz (Chairman) and Evan Stone, each of whom is an employee of the Company and neither of whom is independent under the listing standards of Nasdaq with respect to board of directors and audit committee membership.  None of the Company’s current directors are independent according to Nasdaq’s listing standards with respect to board of directors and audit committee membership, and therefore the Board could not appoint solely independent directors to the Audit Committee.  The Board has determined that Mr. Schwarz qualifies as an “audit committee financial expert,” as defined under the Exchange Act.  The Board has adopted a written Charter of the Audit Committee, which is available at www.wilhelmina.com/investor_relations.cfm.

Full Board Serving Function of Compensation and Nominating Committees

The Company’s full Board currently serves the function of a compensation committee.  Such functions include determining policies and procedures relating to compensation and employee stock and other benefit plans of key executives and approval of individual salary adjustments and stock awards.  Compensation is determined pursuant to discussions and analysis by the Board based on certain factors that may include a review of the individual’s performance, the scope of responsibility for the applicable position, the experience level necessary for the applicable position, certain peer group compensation levels and the performance of the Company.  The Board believes it is appropriate for the Company not to have a compensation committee at this time because of the Company’s small size and because none of the Company’s current directors are independent according to Nasdaq’s listing standards, and as a result the Board is not capable of establishing a compensation committee consisting solely of independent directors.  The Board will consider re-establishing a compensation committee in the future.

The Company’s full Board currently serves the function of a nominating committee.  The Board believes it is appropriate for the Company not to have a nominating committee at this time because none of the current directors are independent according to Nasdaq’s listing standards and as a result the Board is not capable of establishing a nominating committee consisting solely of independent directors.  Additionally, pursuant to the Mutual Support Agreement, as amended (as further described under the section of this Proxy Statement titled, Proposal No. 1 - Election of Directors; Arrangements Regarding Nomination for Election to the Board), stockholders holding approximately 72% of our outstanding shares have agreed (a) to maintain the size of the Board at seven directors and (b) to cause their representatives on the Board to vote to nominate (i) a total of five nominees directly designated by such holders and (ii) the remaining two nominees as determined through an annual selection process pursuant to which one side selects a nominee from a list of independent candidates pre-approved by the other side.  Consequently, as a practical matter, the nomination of directors to the Board will be controlled by certain of our stockholders for the foreseeable future.  The Board will consider establishing a nominating committee in the future.

Director Nomination Process

The current members of the Board, as parties to the Mutual Support Agreement, as amended, or control persons of such parties, identify prospective candidates to serve as directors, review candidates’ credentials and qualifications, and interview prospective candidates, in accordance with the terms of the Mutual Support Agreement, as amended.  Subject to the terms of the Mutual Support Agreement, as amended, the members of the Board consider and discuss with the parties to the Mutual Support Agreement, as amended, other stockholder recommendations for director nominees that are properly received by the Company.  Recommendations for director nominees may come from a wide variety of sources, including business contacts, community leaders, other third-party sources and members of management.  The Board will initially evaluate any such prospective nominee on the basis of his or her resume and other background information that has been made available to the Board and follow up with the prospective nominee.  Except with respect to nominations in accordance with the Mutual Support Agreement, as amended, the Board does not anticipate that the Company will differentiate evaluating nominees based on the source of their nomination.

The Board seeks to attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all stockholders.  There is no firm requirement of minimum qualifications or skills that candidates must possess.  Director candidates are evaluated based on a number of qualifications, including their judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

The Board is led by the Chairman of the Board, Mr. Schwarz, who also serves as our Chief Executive Officer.  The Board does not have a lead independent director.  The Board believes that Mr. Schwarz is best suited to serve as Chairman of the Board due to his knowledge and experience as our Chief Executive Officer and his relevant experience analyzing and advising public companies, including with respect to issues such as corporate governance, capital raising, capital allocation and general operational and business strategy.  A majority of the Board also believes that combining the positions of Chairman of the Board and Chief Executive Officer is the most effective leadership structure for the Company at this time, due to the small size of our management team and because the combined position enhances Mr. Schwarz’s ability to provide insight and direction on strategic initiatives to both management and the Board.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings, at which the Board regularly discusses areas of material risk to the Company (including operational, financial, legal and regulatory, and strategic and reputational risks), and at meetings of the Audit Committee.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Conduct and Ethics

Effective April 15, 2009, the Board adopted a revised Code of Business Conduct and Ethics (the “Code of Ethics”).  The Code of Ethics is available at www.wilhelmina.com/investor_relations.cfm.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to the Board.  Stockholders may communicate with the Board generally or a specific director at any time by writing to the Company at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, Attn: Corporate Secretary.  The Corporate Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board.  Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.  The Corporate Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, our Chief Financial Officer and General Counsel for each of the last two years.  We refer to these executive officers as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)

Mark E. Schwarz	2009	87,500	7,000(2)	94,500
Chief Executive Officer (1)	2008	-	28,000(2)	28,000

John Murray	2009	102,083	-	102,083
Chief Financial Officer	2008	-	-	-

Evan Stone	2009	72,916	-	72,916
General Counsel and Secretary (3)

(1)
Mr. Schwarz has served as the Company’s Chief Executive Officer since April 2009.  Mr. Schwarz previously functioned as the Company’s Interim Chief Executive Officer since October 2007 and was formally appointed its Interim Chief Executive Officer effective in July 2008.

(2)	Represents director fees paid to Mr. Schwarz in such capacity. For fiscal 2008, Mr. Schwarz did not receive any compensation in his capacity as an employee of the Company.

(3)	Mr. Stone has served as our General Counsel since April 2009 and as our Secretary since July 2008. Mr. Stone was first deemed to be an executive officer in April 2009.

Employment Agreements and Arrangements

Messrs. Schwarz, Murray and Stone are employed at will and do not have employment, severance or change in control agreements with the Company.  Messrs. Schwarz and Murray, who were the only executive officers of the Company during the fiscal year ended December 31, 2008, did not receive salary compensation for their day-to-day services to the Company prior to 2009.

On August 11, 2004, Craig Davis, allegedly a stockholder of the Company, filed a lawsuit in the Chancery Court of New Castle County, Delaware (the “Davis Lawsuit”).  The Davis Lawsuit asserted direct claims, and also derivative claims on the Company’s behalf, against five then former and three then current directors of the Company.  On April 13, 2006, the Company announced that it reached an agreement with all of the parties to the Davis Lawsuit to settle all claims relating thereto (the “Davis Settlement”).  On June 23, 2006, the Chancery Court approved the Davis Settlement, and on July 25, 2006, the Davis Settlement became final and non-appealable.  As part of the Davis Settlement, the Company agreed to certain limitations on cash compensation to its employees who are employees of Newcastle until such time as the Company acquired a revenue generating business.  Such restriction is no longer applicable.

Potential Payments Upon Termination or Change in Control

The Company has no plans or other arrangements in respect of remuneration received or that may be received by its executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement or change in control) or other events following a change in control.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding equity awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Mark E. Schwarz	100,000	0	0.28	6/21/11

John Murray	50,000	0	0.28	6/18/14

Evan Stone	-	-	-	-

Director Compensation

For the fiscal year ended December 31, 2009, each of our non-employee directors was entitled to compensation consisting of $28,000 in fees, stock options to purchase 100,000 shares of Common Stock, or a combination of cash and options.  Mr. Schwarz was also entitled to director compensation in 2009, at the same rate as the non-employee directors, while he was acting as our Interim Chief Executive Officer without pay.  Mr. Schwarz ceased being entitled to director compensation when he was appointed our Chief Executive Officer in April 2009.  Each of our directors elected to receive their annual compensation for 2009 all in cash.

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on the Board during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Jonathan Bren (1)	28,000	-		28,000
James Risher (1)	28,000	-		28,000
Derek Fromm (2) (3)	21,000	-		21,000
Dr. Hans-Joachim Boehlk (2) (3)	21,000	-		21,000
Brad Krassner (4)	-	-		-
Horst-Dieter Esch (4)	-	37,500	(5)	-
Steven Pully (6)	-	-		-

(1)	Served as a director until January 2010.

(2)	Elected to the Board in February 2009.

(3)	Resigned from the Board in November 2009.

(4)	Appointed to the Board in February 2010.

(5)
Consists of fees paid to Mr. Esch pursuant to a consulting agreement with the Company entered into in September 2009, which agreement was terminated in December 2009.  Mr. Esch was not serving as a director during the term of this consulting agreement.

(6)	Served as director until February 2009.

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of Mark Schwarz and Evan Stone.  From January 1, 2009 through April 15, 2009, the audit committee was composed solely of Mr. Risher.  From April 15, 2009 through November 19, 2009, Messrs. Risher, Fromm and Bren were the members of the Audit Committee.  Throughout the remainder of the fiscal year ended December 31, 2009, Messrs. Risher and Bren were the members of the Audit Committee.  Messrs. Schwarz and Stone became the sole members of the Audit Committee on February 2, 2010.  Messrs. Schwarz and Stone are employees of the Company and neither is independent under the listing standards of Nasdaq with respect to board of directors and audit committee membership.

The Audit Committee reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2009 with both management and Burton McCumber & Cortez, L.L.P. (“Burton McCumber”), the Company’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Burton McCumber such firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AUDIT COMMITTEE

Mark Schwarz (Chairman)
Evan Stone

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DISCLOSURE

Burton McCumber served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2009 and December 31, 2008.  The Company does not expect a representative of Burton McCumber to be present at the Annual Meeting.

The Company is in the process of selecting an independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2010, as the Company intends to seek the input of the newly constituted Board (including the four nominees not currently serving as directors, assuming they are elected) following the Annual Meeting.

Fees Billed During Fiscal 2009 and 2008

Audit Fees

The aggregate audit fees billed for the fiscal years ended December 31, 2009 and 2008 by Burton McCumber totaled $275,808 and $113,602, respectively. Audit fees include services relating to auditing the Company’s annual financial statements and reviewing the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

We did not engage or pay Burton McCumber for assurance and related services in fiscal years 2009 and 2008.

Tax Fees

We did not engage or pay Burton McCumber for professional services relating to tax compliance, tax advice or tax planning in fiscal years 2009 and 2008.

All Other Fees

Other than the services described above, we did not engage or pay Burton McCumber for services in fiscal years 2009 and 2008.

Pre-Approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the fiscal years ended December 31, 2009 and December 31, 2008 were pre-approved by the Audit Committee.  In connection with the audit of our financial statements for the fiscal year ended December 31, 2009, Burton McCumber only used full-time, permanent employees.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) to be considered for inclusion in our proxy statement and form of proxy relating to our next Annual Meeting of Stockholders must be received at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, Attn: Corporate Secretary, no later than August 30, 2011.  We have not yet determined when we will hold our next Annual Meeting of Stockholders.  If we determine to hold such meeting more than 30 days from the first anniversary of the date of the Annual Meeting, we will publicly announce such date to stockholders as soon as reasonably practicable.

Requirements for Stockholder Proposals Outside the Scope of Rule 14a-8

A stockholder may present a proposal for consideration at the next Annual Meeting of Stockholders by providing written notice in a timely manner to the Secretary of the Company setting forth the following information: (a) the name and address of the stockholder who intends to make the proposal and the text of the proposal to be introduced; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals specified in the notice.  To be timely, notice must be received by the Secretary of the Company not less than (a) in the case of an annual meeting, 120 days in advance of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting; or (b) in the case of a special meeting, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders.  No business shall be conducted at a meeting except business brought before the meeting in accordance with the procedures set forth above.  The Chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

Requirements for Stockholder Nominations of Directors

The advance notification procedures that stockholders must follow in order to nominate directors (the “Nomination Procedure”), set forth in Section 8.3 of the Certificate of Incorporation and Section 3.16 of the Bylaws, provide that only persons who are nominated by or at the direction of the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election to the Board.  To be timely, notice must be received by the Company no later than (a) in the case of an annual meeting, 90 days prior to the annual meeting, or (b) in the case of a special meeting, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders.

Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person or persons at a meeting for election as a director must contain certain information, including the following: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at each meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.  The Chairperson of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

PROXY SOLICITATION

This solicitation of proxies is being made on behalf of the Board and the cost of preparing, assembling and mailing this Proxy Statement is being paid by the Company.  In addition to solicitation by mail, Company directors, officers and employees (none of whom will receive any compensation therefor in addition to their regular compensation) may solicit proxies by telephone or other means of communication.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof.  The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT

The 2009 Annual Report is being sent with this Proxy Statement to each stockholder.  The 2009 Annual Report is also available at www.wilhelmina.com/investor_relations.cfm.  The 2009 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

Important Notice Regarding the Availability of Proxy Materials for
 Wilhelmina International, Inc.’s Annual Meeting of Stockholders to be Held on
 January 20, 2011.  The Proxy Statement and the 2009 Annual Report are available at  www.wilhelmina.com/investor_relations.cfm

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WILHELMINA INTERNATIONAL, INC.

Annual Meeting of Stockholders
To be held on January 20, 2011

The undersigned, a stockholder of Wilhelmina International, Inc., a Delaware corporation (the “Company”), does hereby appoint John Murray and Evan Stone, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Annual Meeting of Stockholders to be held at the offices of the Company located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, on Thursday, January 20, 2011, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF NOMINEES NAMED HEREIN.  PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED “FOR” THE ELECTION OF NOMINEES NAMED HEREIN.

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

FOR ALL NOMINEES [ ]	WITHHOLD AUTHORITY TO [ ] VOTE FOR ALL NOMINEES

Nominees:	01 Mark E. Schwarz	05 James Dvorak
	02 Horst-Dieter Esch	06 Mark Pape
	03 Brad Krassner	07 James Roddey
04 Clinton Coleman

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PRINT NAME(S) BELOW.
__________________________________________________________________________________

2.	To transact such other business as may properly be brought before the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES).

The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Company’s Annual Meeting of Stockholders and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

DATED:__________________________

_______________________________________________
(Print Full Name of Stockholder

_______________________________________________
(Signature of Stockholder)

_______________________________________________
(Signature if held jointly)

NOTE: Please sign exactly as your name or names appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  When signing as joint tenants, all parties in the joint tenancy should sign.  When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.